Scholastic Reports Fiscal 2026 Second Quarter Results
Double-Digit Earnings Growth Driven by Best-Selling Global Publishing

Board Authorizes $150 Million Expanded Share Repurchase Authorization as Initial Step to Deploy Proceeds from Successful Sale-Leaseback Transactions

New York – December 18, 2025 – Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal second quarter ended November 30, 2025.

Peter Warwick, President and Chief Executive Officer, said, “Scholastic delivered strong performance in the second quarter and successfully executed on key strategic and financial initiatives. Book Fairs delivered a successful back-to-school season, with higher fair count and increased revenue per fair. Trade publishing results were similarly strong, led by Dav Pilkey’s best-selling Dog Man: Big Jim Believes, the 14th title in the global phenomenon, alongside new special edition releases for The Hunger Games® and Harry Potter® franchises.

“In Entertainment, we expanded the reach of our IP, with growing engagement across digital platforms – particularly on YouTube and the new Scholastic-branded streaming app, which has garnered over 3.5 million views since September’s launch – and three premium animated series in production with major media partners, an early sign of the anticipated turn-around in production greenlights in the industry. Together, these results highlight the enduring strength of Scholastic’s children’s franchises and the significant opportunity ahead to extend it across channels and formats.

“Over the past four years, Scholastic has been remade with a singular purpose: realizing the power of our unmatched brand, IP, channels and balance sheet for long-term growth, impact and value creation. Marking another milestone in this transformation, we closed the successful sale-leasebacks of the Company’s major real estate assets. These transactions unlock over $400 million in net proceeds to advance our capital allocation priorities, including returning cash to shareholders. As a first step to deploy this incremental cash, our Board has increased the Company’s open-market share repurchase authorization to $150 million, building on the nearly $500 million returned to shareholders and 25% reduction in share count we’ve achieved since 2021.

“Like our capital allocation, Scholastic’s governance, organization and strategy have also been transformed to maximize our long-term opportunity. Under a new management team and a refreshed Board, we have reorganized and rebuilt Scholastic to operate more efficiently, create new ways to reach kids and families – with books at home and in schools as well as on screens – and maximize the value of our iconic children’s content and trusted brand, which we have built over a century. As a result of this hard work, today Scholastic is uniquely positioned to meet families, educators and our society’s essential need to help kids read, learn and have fun.

“As we enter the second half of fiscal 2026, we remain focused on accelerating profitability and value creation. We are affirming our fiscal 2026 earnings outlook, before adjustments to reflect the financial impact of the highly accretive sale-leaseback transactions. With the significant progress we are making, we remain focused on continuing to execute our plan, delivering positive impact for children, families and educators, while building sustained value for our shareholders.”

Outlook

The Company has affirmed its outlook for full-year Adjusted EBITDA and free cash flow (both defined in the accompanying tables) after adjustments for the sale-leasebacks of its major real estate assets, which were not assumed in its original guidance. Net of a $14 million partial-year impact of these transactions on rental income and expense, the outlook for full-year Adjusted EBITDA is $146 million to $156 million. Fiscal 2026 free cash flow is forecasted to exceed $430 million, reflecting proceeds from the sale of the
Company’s real estate assets. The Company now expects full-year revenue in line with or modestly above the prior year, reflecting solid growth within its Children’s Book Publishing and Distribution segment, offset by lower year-to-date sales in Education Solutions.

Fiscal 2026 Q2 Review

In $ millions (except per share data)	Second Quarter		Change
	Fiscal 2026	Fiscal 2025	$	%
Revenues	$551.1	$544.6	$6.5	1%

Operating income (loss)	$82.9	$74.7	$8.2	11%
Earnings (loss) before taxes	$75.9	$70.0	$5.9	8%
Diluted earnings (loss) per share	$2.17	$1.71	$0.46	27%

Operating income (loss), ex. one-time items *	$95.0	$78.9	$16.1	20%
Diluted earnings (loss) per share, ex. one-time items *	$2.57	$1.82	$0.75	41%

Adjusted EBITDA *	$122.5	$108.7	$13.8	13%
* Please refer to the non-GAAP financial tables attached

Revenues increased 1% to $551.1 million, primarily reflecting strength in the Children’s Book Publishing and Distribution segment, including higher revenues in Book Fairs and Trade publishing, partly offset by lower Education Solutions sales in a continued volatile federal and state funding environment.

Operating income increased 11% to $82.9 million in the quarter compared to $74.7 million a year ago, including $12.1 million and $4.2 million in one-time charges in each period, respectively. Excluding one-time charges in both periods, operating income improved $16.1 million. Adjusted EBITDA (a non-GAAP measure of operations explained in the accompanying tables) improved 13% to $122.5 million. These results primarily reflect a reduction in discretionary overhead expenses and higher revenues in the Children’s Book Publishing and Distribution and International segments.

Quarterly Results

Children’s Book Publishing and Distribution

In the fiscal second quarter, the Children’s Book Publishing and Distribution segment’s revenues increased 4% to $380.9 million. Book Fairs revenues were $242.0 million, up 5% from the prior year period, driven by increased fair count and revenue per fair. Book Clubs revenues were $28.5 million, down 14% from the prior year period, primarily reflecting lower sponsors. Consolidated Trade revenues were $110.4 million, up 7% from the prior year period, reflecting the benefit of the 14th title in the Dog Man® series, Big Jim Believes, and continued success in the Hunger Games® and Harry Potter® franchises.

Segment operating income was $108.8 million, compared to $102.1 million, improving $6.7 million. The year-over-year improvement was primarily driven by higher revenues in Book Fairs and Trade.

Education Solutions

Education Solutions revenues decreased 13% to $62.2 million, reflecting a challenging funding environment for schools and school districts, which has impacted spending on supplemental curriculum materials, as well as the rationalization of its product portfolio. Segment operating loss was $4.7 million, which included one-time charges of $3.4 million, compared to segment operating loss of $0.5 million in the prior year period, reflecting lower segment revenues mostly offset by cost reductions. The division continues to execute on more focused product, marketing and sales strategies with the long-term goal of benefiting from an expected market recovery, while regaining market share in core product segments.

Entertainment

Entertainment segment revenues decreased 10% to $15.1 million, primarily reflecting lower expected production and distribution revenues. Segment operating loss increased to $9.0 million in the quarter compared to $4.7 million a year ago, including $5.4 million and $0.8 million in one-time charges in each period, respectively. Excluding one-time charges, adjusted operating loss improved $0.3 million.

International

International revenues increased 4% to $89.5 million, excluding unfavorable foreign currency exchange of $0.5 million. Growth primarily reflected the success of global franchises, led by the latest title in the Dog Man® series. Segment operating income was $12.4 million, compared to $5.7 million a year ago, including one-time charges of $0.4 million and $1.4 million, respectively. Excluding one-time charges, adjusted operating income improved by $5.7 million, driven by higher revenues and operational efficiencies.

Overhead

Overhead costs were $24.6 million, which included one-time charges of $2.9 million, compared to $27.9 million in the prior year period, which included one-time charges of $2.0 million. Excluding one-time charges, adjusted overhead costs decreased $4.2 million driven by cost saving initiatives.

Capital Position and Liquidity

In $ millions	Second Quarter		Change
	Fiscal 2026	Fiscal 2025	$	%
Net cash (used) provided by operating activities	$73.2	$71.2	$2.0	3%
Additions to property, plant and equipment and prepublication expenditures	(14.3)	(16.6)	2.3	14%
Net borrowings (repayments) of film related obligations	0.3	(12.2)	12.5	102%
Free cash flow (use)*	$59.2	$42.4	$16.8	40%

Net cash (debt)*	$(186.6)	$(120.8)	$(65.8)	(54)%
* Please refer to the non-GAAP financial tables attached

Net cash provided by operating activities was $73.2 million, compared to $71.2 million in the prior year period, primarily related to lower operating expenditures and timing of payments, partially offset by higher severance related payments as part of the cost savings initiatives. Free cash flow (a non-GAAP measure of operations explained in the accompanying tables) was $59.2 million in fiscal 2026, compared to $42.4 million in the prior period.

Net debt was $186.6 million compared to $120.8 million in the prior year period, primarily reflecting share repurchases over the last 12 months.

Free cash flow and net debt at quarter end do not reflect the cash proceeds from the sale-leaseback transactions, which closed subsequently. As previously disclosed, the Company expects to receive cash proceeds, net of transaction fees and taxes, of approximately $401 million.

The Company distributed $5.1 million in dividends in the quarter. As a first step to deploy the proceeds from the sale-leaseback transactions, the Board of Directors increased the authorization for repurchases of its common stock under the Company’s stock repurchase program to $150 million, expanding the current authorization by $80 million. The Company expects to continue purchasing shares, from time to time as conditions allow, on the open market or in negotiated private transactions for the foreseeable future.

Subsequent to the quarter end, the Company’s completed sale-leaseback transactions generated $481 million in gross proceeds and $401 million in estimated net proceeds. The Company anticipates a fiscal 2026 partial-year reduction of $14 million in adjusted EBITDA and $7 million in operating income related to incremental rental expense and decreased rental income, partly offset by lower building operating expenses. The full-year pro forma impact on fiscal 2026 Adjusted EBITDA and operating income is estimated to be $32 million and $17 million, respectively. The Company expects the sale-leaseback transactions to benefit fiscal 2026 full-year free cash flow by approximately $400M, with potential additional benefit related to the timing of tax expense.

Fiscal Year-To-Date 2026 Review

In $ millions (except per share data)	Year-To-Date		Change
	Fiscal 2026	Fiscal 2025	$	%
Revenues	$776.7	$781.8	$(5.1)	(1)%

Operating income (loss)	$(9.3)	$(13.8)	$4.5	33%
Earnings (loss) before taxes	$(21.1)	$(21.8)	$0.7	3%
Diluted earnings (loss) per share	$(0.60)	$(0.48)	$(0.12)	(25)%

Operating income (loss), ex. one-time items *	$13.1	$(6.7)	$19.8	NM
Diluted earnings (loss) per share, ex. one-time items*	$0.12	$(0.29)	$0.41	141%

Adjusted EBITDA *	$66.8	$48.2	$18.6	39%
NM - Not meaningful
* Please refer to the non-GAAP financial tables attached

Revenues of $776.7 million year to date were in line with the prior year period, primarily reflecting strength in Book Fairs and our major global franchises, offset by lower supplemental curriculum and collections product sales in Education Solutions in a challenging funding environment.

Operating loss was $9.3 million year to date, compared to operating loss of $13.8 million a year ago, including $22.4 million and $7.1 million in one-time charges in each period, respectively. Excluding one-time charges, operating income increased $19.8 million from a year ago. Adjusted EBITDA increased $18.6 million to $66.8 million. These results primarily reflect higher revenues in the Children’s Book Publishing and Distribution segment and a reduction in discretionary overhead expenses, which more than offset the impact of lower sales in Education Solutions.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA” and “Free Cash Flow”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
Conference Call
The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, December 18, 2025. Peter Warwick, Scholastic President and Chief Executive Officer, Haji Glover, the Company’s Chief Financial Officer, Executive Vice President, and Jeffrey Mathews, Chief Growth Officer, Executive Vice President, will moderate the call.

A live webcast of the call can be accessed at https://edge.media-server.com/mmc/p/99tazdas/. To access the conference call by phone, please go to https://register-conf.media-server.com/register/BI1f0a5eed4b5140c68e0bd268d368964d, which will provide dial-in details. To avoid delays, participants are encouraged to dial into the conference call five minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will be posted at investor.scholastic.com.
About Scholastic
For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been meeting children where they are – at school, at home and in their communities – by creating quality content and experiences, all beginning with literacy. Scholastic delivers stories, characters, and learning moments that empower all kids to become lifelong readers and learners through bestselling children's books, literacy- and knowledge-building resources for schools including classroom magazines, and award-winning, entertaining children's media. As the world's largest publisher and distributor of children's books through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online, and with a global reach into more than 135 countries, Scholastic encourages the personal and intellectual growth of all children, while nurturing a lifelong relationship with reading, themselves, and the world around them. Learn more at www.scholastic.com.

Contact

Investors:
Jeffrey Mathews
(212) 343-6741, investor_relations@scholastic.com

Media:
Anne Sparkman
(212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended		Six months ended
	11/30/25	11/30/24	11/30/25	11/30/24
Revenues	$551.1	$544.6	$776.7	$781.8
Operating costs and expenses:
Cost of goods sold	225.6	228.6	349.1	356.9
Selling, general and administrative expense	217.5	224.9	394.7	407.0
Depreciation and amortization	16.5	16.3	32.8	31.6
Asset impairments and write downs	8.6	0.1	9.4	0.1
Total operating costs and expenses	468.2	469.9	786.0	795.6
Operating income (loss)	82.9	74.7	(9.3)	(13.8)
Interest income (expense), net	(5.0)	(4.4)	(9.5)	(7.4)
Other components of net periodic benefit (cost)	(0.4)	(0.3)	(0.7)	(0.6)
Other non-operating income (expense)	(1.6)	—	(1.6)	—
Earnings (loss) before income taxes	75.9	70.0	(21.1)	(21.8)
Provision (benefit) for income taxes	20.0	21.2	(5.9)	(8.1)
Net income (loss)	55.9	48.8	(15.2)	(13.7)
Basic and diluted earnings (loss) per share of Class A and Common Stock (1)
Basic	$2.21	$1.73	$(0.60)	$(0.48)
Diluted	$2.17	$1.71	$(0.60)	$(0.48)
Basic weighted average shares outstanding	25,354	28,234	25,264	28,309
Diluted weighted average shares outstanding	25,787	28,586	25,614	28,757
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results, Excluding One-Time Items
(Unaudited)
(In $ Millions)

	Three months ended		Change		Six months ended		Change
	11/30/25	11/30/24	$	%	11/30/25	11/30/24	$	%
Children’s Book Publishing and Distribution
Revenues
Books Clubs	$28.5	$33.2	$(4.7)	(14)%	$30.3	$35.9	$(5.6)	(16)%
Book Fairs	242.0	231.0	11.0	5%	276.1	259.8	16.3	6%
School Reading Events	270.5	264.2	6.3	2%	306.4	295.7	10.7	4%
Consolidated Trade	110.4	102.8	7.6	7%	183.9	176.7	7.2	4%
Total Revenues	380.9	367.0	13.9	4%	490.3	472.4	17.9	4%
Operating income (loss), ex. one-time items *	108.8	102.1	6.7	7%	74.5	65.5	9.0	14%
Adjusted operating margin *	28.6%	27.8%			15.2%	13.9%

Education Solutions
Revenues	62.2	71.2	(9.0)	(13)%	102.3	126.9	(24.6)	(19)%
Operating income (loss), ex. one-time items *	(1.3)	(0.5)	(0.8)	NM	(22.5)	(17.5)	(5.0)	(29)%
Adjusted operating margin *	NM	NM			NM	NM

Entertainment
Revenues	15.1	16.8	(1.7)	(10)%	28.7	33.4	(4.7)	(14)%
Operating income (loss), ex. one-time items *	(3.6)	(3.9)	0.3	8%	(7.6)	(2.7)	(4.9)	NM
Adjusted operating margin *	NM	NM			NM	NM

International
Revenues	89.5	86.7	2.8	3%	148.9	143.5	5.4	4%
Operating income (loss), ex. one-time items *	12.8	7.1	5.7	80%	8.7	(1.2)	9.9	NM
Adjusted operating margin *	14.3%	8.2%			5.8%	NM

Overhead
Revenues	3.4	2.9	0.5	17%	6.5	5.6	0.9	16%
Operating income (loss), ex. one-time items *	(21.7)	(25.9)	4.2	16%	(40.0)	(50.8)	10.8	21%

Operating income (loss), ex. one-time items *	$95.0	$78.9	$16.1	20%	$13.1	$(6.7)	$19.8	NM
Adjusted operating margin *	17.2%	14.5%			1.7%	NM
NM - Not meaningful
* Please refer to Table 4 for one-time items and a reconciliation of the non-GAAP financials.

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
			11/30/25	11/30/24
Cash and cash equivalents			$99.3	$139.6
Accounts receivable, net			296.5	293.0
Inventories, net			290.7	282.0
Accounts payable			153.6	157.2
Deferred revenue			227.2	225.0
Accrued royalties			64.0	67.3
Film related obligations			14.8	21.6
Lines of credit and long-term debt			280.6	256.2
Net cash (debt) (1)			(186.6)	(120.8)
Total stockholders’ equity			931.2	986.0

Selected Cash Flow Items
	Three months ended		Six months ended
	11/30/25	11/30/24	11/30/25	11/30/24
Net cash provided by (used in) operating activities	$73.2	$71.2	$(8.6)	$29.3
Property, plant and equipment additions	(10.0)	(10.9)	(20.0)	(30.9)
Prepublication expenditures	(4.3)	(5.7)	(9.2)	(10.1)
Net borrowings (repayments) of film related obligations	0.3	(12.2)	(3.2)	(14.6)
Free cash flow (use) (2)	$59.2	$42.4	$(41.0)	$(26.3)
(1) Net cash (debt) is defined by the Company as cash and cash equivalents less production cash of $5.3 and $4.2 as of November 30, 2025 and November 30, 2024, respectively, net of lines of credit and short-term and long-term-debt. Film related obligations are not included. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from the sale of assets, reduced by spending on property, plant and equipment and prepublication costs and adjusted for net cash flows from film related obligations. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4
Scholastic Corporation
Supplemental Results - Excluding One-Time Items
Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)
	Three months ended
	11/30/2025			11/30/2024
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$2.17	$0.41	$2.57	$1.71	$0.11	$1.82
Net income (loss) (2)	$55.9	$10.4	$66.3	$48.8	$3.2	$52.0
Earnings (loss) before income taxes (3)	$75.9	$13.7	$89.6	$70.0	$4.2	$74.2

Children’s Book Publishing and Distribution	$108.8	$—	$108.8	$102.1	$—	$102.1
Education Solutions (5)	(4.7)	3.4	(1.3)	(0.5)	—	(0.5)
Entertainment (6)	(9.0)	5.4	(3.6)	(4.7)	0.8	(3.9)
International (7)	12.4	0.4	12.8	5.7	1.4	7.1
Overhead (8)	(24.6)	2.9	(21.7)	(27.9)	2.0	(25.9)
Operating income (loss)	$82.9	$12.1	$95.0	$74.7	$4.2	$78.9
	Six months ended
	11/30/2025			11/30/2024
	Reported	One-time items	Excluding One-time items	Reported	One-time items	Excluding One-time items
Diluted earnings (loss) per share (1)	$(0.60)	$0.72	$0.12	$(0.48)	$0.19	$(0.29)
Net income (loss) (2)	$(15.2)	$18.2	$3.0	$(13.7)	$5.4	$(8.3)
Earnings (loss) before income taxes (3)	$(21.1)	$24.0	$2.9	$(21.8)	$7.1	$(14.7)

Children’s Book Publishing and Distribution (4)	$73.7	$0.8	$74.5	$65.5	$—	$65.5
Education Solutions (5)	(25.9)	3.4	(22.5)	(17.5)	—	(17.5)
Entertainment (6)	(13.0)	5.4	(7.6)	(5.2)	2.5	(2.7)
International (7)	8.2	0.5	8.7	(2.6)	1.4	(1.2)
Overhead (8)	(52.3)	12.3	(40.0)	(54.0)	3.2	(50.8)
Operating income (loss)	$(9.3)	$22.4	$13.1	$(13.8)	$7.1	$(6.7)
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.
(2) In the three and six months ended November 30, 2025, the Company recognized a benefit of $3.3 and $5.8, respectively, for income taxes in respect to one-time pretax items. In the three and six months ended November 30, 2024, the Company recognized a benefit of $1.0 and $1.7, respectively, for income taxes in respect to one-time pretax items.

(3) In the three and six months ended November 30, 2025, the Company recognized other pretax expenses of $1.6.
(4) In the six months ended November 30, 2025, the Company recognized pretax asset impairment of $0.8 related to a certain product.
(5) In the three and six months ended November 30, 2025, the Company recognized pretax asset impairment of $3.4 related to certain education products.
(6) In the three and six months ended November 30, 2025, the Company recognized pretax other costs of $0.2 and pretax asset impairment of $5.2 primarily related to certain film and television programs in development. In the three and six months ended November 30, 2024, the Company recognized pretax severance of $0.4 related to cost-savings initiatives and pretax costs of $0.4 and $2.1, respectively, related to the acquisition of 9 Story Media Group.

(7) In the three and six months ended November 30, 2025, the Company recognized pretax severance of $0.4 and $0.5, respectively, related to cost-savings initiatives. In the three and six months ended November 30, 2024, the Company recognized pretax severance of $1.4 related to cost-savings initiatives.

(8) In the three and six months ended November 30, 2025, the Company recognized pretax severance of $2.1 and $10.8, respectively, related to cost-savings initiatives and other pretax expenses of $0.8 and $1.5, respectively. In the three and six months ended November 30, 2024, the Company recognized pretax severance of $2.0 and $3.2, respectively, related to cost-savings initiatives.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	11/30/25	11/30/24
Earnings (loss) before income taxes as reported	$75.9	$70.0
One-time items before income taxes	13.7	4.2
Earnings (loss) before income taxes excluding one-time items	89.6	74.2
Interest (income) expense (1)	5.3	4.2
Depreciation and amortization	27.6	30.3
Adjusted EBITDA (2)	$122.5	$108.7
	Six months ended
	11/30/25	11/30/24
Earnings (loss) before income taxes as reported	$(21.1)	$(21.8)
One-time items before income taxes	24.0	7.1
Earnings (loss) before income taxes excluding one-time items	2.9	(14.7)
Interest (income) expense (1)	9.8	7.6
Depreciation and amortization	54.1	55.3
Adjusted EBITDA (2)	$66.8	$48.2
(1) Amounts include production loan interest amortized into cost of goods sold.
(2) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Table 6

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA by Segment
(Unaudited)
(In $ Millions)

	Three months ended
	11/30/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$108.7	$(4.7)	$(9.4)	$11.9	$(30.6)	$75.9
One-time items before income taxes	—	3.4	5.4	0.4	4.5	13.7
Earnings (loss) before income taxes excluding one-time items	108.7	(1.3)	(4.0)	12.3	(26.1)	89.6
Interest (income) expense (2)	0.1	0.0	0.7	0.0	4.5	5.3
Depreciation and amortization (3)	7.5	6.7	5.4	2.0	6.0	27.6
Adjusted EBITDA	$116.3	$5.4	$2.1	$14.3	$(15.6)	$122.5

	Three months ended
	11/30/24
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$102.1	$(0.5)	$(5.7)	$5.2	$(31.1)	$70.0
One-time items before income taxes	—	—	0.8	1.4	2.0	4.2
Earnings (loss) before income taxes excluding one-time items	102.1	(0.5)	(4.9)	6.6	(29.1)	74.2
Interest (income) expense (2)	0.1	0.0	0.7	0.0	3.4	4.2
Depreciation and amortization (3)	7.8	6.2	8.0	2.1	6.2	30.3
Adjusted EBITDA	$110.0	$5.7	$3.8	$8.7	$(19.5)	$108.7

	Six months ended
	11/30/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$73.6	$(25.9)	$(13.9)	$7.2	$(62.1)	$(21.1)
One-time items before income taxes	0.8	3.4	5.4	0.5	13.9	24.0
Earnings (loss) before income taxes excluding one-time items	74.4	(22.5)	(8.5)	7.7	(48.2)	2.9
Interest (income) expense (2)	0.1	0.0	1.2	0.0	8.5	9.8
Depreciation and amortization (3)	15.1	12.8	10.2	3.9	12.1	54.1
Adjusted EBITDA	$89.6	$(9.7)	$2.9	$11.6	$(27.6)	$66.8

	Six months ended
	11/30/24
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$65.5	$(17.5)	$(6.8)	$(3.5)	$(59.5)	$(21.8)
One-time items before income taxes	—	—	2.5	1.4	3.2	7.1
Earnings (loss) before income taxes excluding one-time items	65.5	(17.5)	(4.3)	(2.1)	(56.3)	(14.7)
Interest (income) expense (2)	0.1	0.0	1.8	0.0	5.7	7.6
Depreciation and amortization (3)	15.3	12.4	11.5	4.0	12.1	55.3
Adjusted EBITDA	$80.9	$(5.1)	$9.0	$1.9	$(38.5)	$48.2
(1) The Company’s segments are defined as the following: CBPD - Children's Book Publishing and Distribution segment; EDUC - Education Solutions segment; ENT - Entertainment segment; INTL - International segment; OVH - unallocated overhead.

(2) Amounts includes production loan interest amortized into cost of goods sold.
(3) Depreciation and amortization in the Children’s Book Publishing and Distribution, Education Solutions and International segments includes amounts allocated from overhead.